Exhibit 3-219
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
                   MERIDIAN/CONSTELLATION LIMITED PARTNERSHIP


                         LIMITED PARTNERSHIP AGREEMENT
                                AND CERTIFICATE


                        STATE DEPARTMENT OF ASSESSMENTS
                                  AND TAXATION


                              APPROVED FOR RECORD
                             12/30/86 at 1:39 o.m.



                               Table of Contents

                                                             ARTICLE I
                                                           Defined Terms                                                          1

                                                             ARTICLE II
                                                 Formation; Name; Principal Office;
                                                    Resident Agent; and Purpose
Section 2.1       Formation; Name                                                                                                 5
Section 2.2       Principal Office; Resident Agent                                                                                5
Section 2.3       Purpose                                                                                                         5
Section 2.4       Term and Dissolution                                                                                            5
                                                            ARTICLE III
                                                         Partners; Capital
Section 3.1       Partners and Capital                                                                                            6
Section 3.2       Capital Accounts                                                                                                9

                                                             ARTICLE IV
                                         Rights, Powers, and Duties of the General Partners
Section 4.1       Business Management and Control                                                                                11
Section 4.2       Duties and Obligations                                                                                         12
Section 4.3       Other Business of Partners                                                                                     12
Section 4.4       Limitation on Liability of the General Partners; Indemnification                                               12

                                                             ARTICLE V
                                                  Transferability or Conversion of
                                                       Partnership Interests
Section 5.1       Restriction on Transfer                                                                                        13
Section 5.2       Right of First Offer                                                                                           13
Section 5.3       Transfers to Related Parties                                                                                   15


63648636                                                     1986 DEC 30 P 1:39

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
                                                             ARTICLE VI
                                                  Retirement of a General Partner
Section 6.1       Retirement; Dissolution; Continuation                                                                          15
                                                            ARTICLE VII
                                            Transferability of Limited Partner Interests
Section 7.1       Limited Right to Assign                                                                                        16
Section 7.2       Substitute Limited Partners                                                                                    17
                                                            ARTICLE VIII
                                                 Profits and Losses; Distributions
Section 8.1       Profits and Losses                                                                                             18
Section 8.2       Distributions Prior to Termination of the Partnership                                                          21
Section 8.3       Distributions and Payment Upon Termination and Winding Up                                                      22

                                                             ARTICLE IX
                                         Books and Records, Accounting, Tax Elections, Etc.
Section 9.1       Books and Records                                                                                              23
Section 9.2       Bank Accounts                                                                                                  24
Section 9.3       Accountants and Reports                                                                                        24
Section 9.4       Tax Elections; Special Basis Adjustments                                                                       24
Section 9.5       Fiscal Year                                                                                                    25
Section 9.6       Tax Matters Partner                                                                                            25

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                                                             ARTICLE X
                                                         General Provisions
Section 10.1      Restrictions on Transfer                                                                                       26
Section 10.2      Appointment of General Partner as Attorney-in-Fact                                                             26
Section 10.3      Notices                                                                                                        28
Section 10.4      Word Meanings                                                                                                  28
Section 10.5      Binding Provisions                                                                                             28
Section 10.6      Governing Law and Separability of Provisions                                                                   28
Section 10.7      Counterparts                                                                                                   28
Section 10.8      Section Titles                                                                                                 29
Section 10.9      Amendment Procedure                                                                                            29
Section 10.10     Interpretation                                                                                                 29

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
                   MERIDIAN/CONSTELLATION LIMITED PARTNERSHIP

                 LIMITED PARTNERSHIP AGREEMENT AND CERTIFICATE

   This LIMITED PARTNERSHIP AGREEMENT is dated as of this _______ day of December, 1986 by and among Meridian Nursing Centers, Inc., a Maryland corporation ("Meridian"), and CPI Health Services, Inc., a Maryland corporation ("Constellation"), as General Partners, and Meridian and Constellation, as Limited Partners.

                             Preliminary Statement

   Whereas, the parties hereto desire to form Meridian/Constellation Limited Partnership (the "Partnership") as a limited partnership under the laws of the State of Maryland, the purpose of this Limited Partnership Agreement and Certificate (this "Agreement") is to set out the rights, obligations and duties of the General Partners and the Limited Partners.

   Accordingly, the parties agree as follows:


                                   ARTICLE I

                                 Defined Terms

   The defined terms used in this Agreement shall have the meanings specified below:

   "Accountants" means Price Waterhouse & Co., or such other firm of certified public accountants as may be engaged by the General Partners.

   "Agreement" means this Limited Partnership Agreement and Certificate as it may be amended from time to time.

   "Capital Account" shall have the meaning provided in Section 3.4.

   "Capital Contribution" means the total amount of cash or the fair market value of any property contributed or agreed to be contributed to the Partnership by each Partner (net of any liabilities assumed by the Partnership and any liabilities to which such property is subject) in accordance with this Agreement. Any reference in this Agreement to the Capital

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Contribution of a then Partner shall include a Capital Contribution previously made to the Partnership by any prior Partner with respect to the Partnership interest of such then Partner.

   "Capital Proceeds" means the net cash proceeds received by the Partnership from a Capital Transaction which are not retained by the Partnership for the continuation of its business.

   "Capital Transaction" means (i) a Capital Transaction as defined in any Operating Partnership Agreement, including an Initial Financing with respect to any Operating Partnership, (ii) the placement of any financing on the interest of the Partnership in any Operating Partnership, including an Initial Financing with respect to the Partnership, (iii) a sale, exchange or other disposition of all or any part of the interest of the Partnership in any Operating Partnership or the assets of the Partnership, or (iv) any transaction the proceeds of which do not constitute Cash Flow.

   "Cash Flow" shall have the meaning provided in Section 8.2.A.

   "Code" means the Internal Revenue Code of 1986, as amended from time to time and all published rules, rulings (including private rulings) and regulations thereunder at the time of reference thereto.

   "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association.

   "Event of Bankruptcy" means as to any Partner or Person

   (a) an admission in writing by it that it is generally not paying its debts as such debts become due;

   (b) its filing a petition commencing a case as a debtor under the Bankruptcy Code (as now or in the future amended), or the commencement of an involuntary case against it under the Bankruptcy Code and the earlier of the entry of an order for relief or the appointment of an interim trustee to take possession of its estate or to operate any of its business;

   (c) its making a general assignment for the benefit of its creditors;

   (d) its consenting to the appointment of a receiver for all or a substantial part of its property;

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   (e) the entry of a court order appointing a receiver or trustee for all or a substantial part of its property without its consent, if not stayed, vacated or set aside within 120 days; or

   (f) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of its property, if not stayed, vacated or set aside within 120 days.

   "Facilities" means the nursing homes acquired and owned by the Operating Partnerships.

   "Gain or Loss from a Capital Transaction" means the gain or loss recognized by the Partnership as a result of a Capital Transaction, as determined for federal income tax purposes by the Accountants, but without regard to any adjustments to basis pursuant to Sections 734 and 743 of the Code (provided that the foregoing shall not detract from the obligation of the Partnership to make elections under Section 9.4).

   "General Partner" means any Person designated as a General Partner in
Section 3.1.A or any Person who becomes a General Partner as provided herein, including a substitute General Partner, in each such Person's capacity as a General Partner.

   "Income Tax Regulations" means the regulations promulgated under the Code.

   "Initial Financing" means, with respect to the Partnership, the first placement of any financing on the interest of the Partnership in any Operating Partnership, and, with respect to any Operating Partnership, the first placement of any financing on the property of such Operating Partnership. "Initial Financing" shall not refer to the promissory notes delivered to the Partnership by the Partners pursuant to Section 3.1.B.

   "Interest or Partnership Interest" means the ownership of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

   "Limited Partner" means any Person designated in Section 3.1.A as a Limited Partner and any other Person who becomes a Limited Partner as provided herein.

   "Net Income or Net Loss" for any fiscal year means the net income or net loss of the Partnership for federal income tax purposes for such year as reviewed by the Accountants,

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excluding Gain or Loss from a Capital Transaction, and determined without regard to any adjustments to basis pursuant to Sections 734 or 743 of the Code (provided that the foregoing shall not detract from the obligation of the Partnership to make elections under Section 9.4).

   "Non-Terminating Capital Transaction" means a Capital Transaction which does not result in liquidation, dissolution, or termination of the Partnership and which is not incident to any such liquidation, dissolution or termination.

   "Operating Partnership(s)" means Meridian Valley View Limited Partnership, Meridian Valley Limited Partnership, Meridian Edgewood Limited Partnership, and Meridian Perring Limited Partnership, each of which is a Maryland limited partnership.

   "Operating Partnership Agreement(s)" means the limited partnership agreement(s) governing the Operating Partnership(s).

   "Partner" means Meridian or Constellation or any other Person who may be admitted as a partner to the Partnership.

   "Partnership" means the limited partnership governed by this Agreement as such partnership may from time to time be constituted and amended.

   "Percentage Interest" means, as to a Partner, such Partner's percentage of ownership Interest in the Partnership as provided in Section 3.1.A.

   "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits; and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

   "Purchase Agreement" shall have the meaning provided in Section 3.1.B.

   "Retirement" shall be deemed to have occurred automatically as to a General Partner upon the occurrence of an Event of Bankruptcy, dissolution or voluntary or involuntary withdrawal of a General Partner from the Partnership for any reason.

   "Terminating Capital Transaction" means a Capital Transaction which is not a Non-Terminating Capital Transaction.

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                                   ARTICLE II

Formation; Name; Principal Office; Resident Agent; and Purpose

   Section 2.1 Formation; Name

   The Partners hereby form a limited partnership to be known as "Meridian/ Constellation Limited Partnership", pursuant to the provisions of the Maryland Revised Uniform Limited Partnership Act as embodied in Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

   Section 2.2 Principal Office; Resident Agent

   The principal office of the Partnership shall be 21 West Road, Towson, Maryland 21204. The General Partners may at any time change the location of the principal office, and may establish additional offices of the Partnership. The name and address of the resident agent of the Partnership is Meridian Nursing Centers, Inc., 21 West Road, Towson, Maryland 21204.

   Section 2.3 Purpose

   The purposes of the Partnership are:

   (a) to acquire, own, finance, lease, operate, sell, transfer or otherwise dispose of limited partnership interests in the Operating Partnerships, together with such other activities as may be necessary, advisable or convenient to the promotion or conduct of the business of the Partnership, including, without limitation, the incurring of indebtedness and the granting of liens and security interests on the real and personal property of the Partnership to secure the payment of such indebtedness, to the extent expressly permitted in this Agreement;

   (b) to engage in such other activities as are reasonably incidental to the foregoing with respect to the interests in the Operating Partnerships; and

   (c) to engage in such other activities as the General Partners shall agree upon.

   Section 2.4 Term and Dissolution

   Subject to the provisions of Section 6.1, the Partnership shall continue in full force and effect until December 30, 2036, except that the Partnership shall be dissolved and wound up prior to that date upon the happening of (a) the sale or

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other disposition of all or substantially all the assets of the Partnership and the collection in full of the sales price of the assets, (b) the withdrawal from the Partnership of a General Partner, or (c) the election to dissolve the Partnership made in writing by the General Partners with the Consent of the Limited Partners. Whenever the Consent of the Limited Partners is required, such Consent will exist upon the concurrence of Limited Partners whose respective Percentage Interests comprise a majority in the aggregate of the total Percentage Interests of all Limited Partners in the Partnership.

                                  ARTICLE III

                               Partners; Capital

   Section 3.1 Partners and Capital

   A. The names, addresses, percentage interests and type of interests (i.e. whether General or Limited) of the Partners are as follows:

                                                                     Percentage and Type
Names and Addresses                                                       of Interest
-----------------------------                                        -------------------
Meridian Nursing Centers, Inc.                                            1% General
21 West Road
Towson, Maryland 21204
CPI Health Services, Inc.                                                 1% General
1101 St. Paul at Chase
Suite 302
Baltimore, Maryland 21202
Meridian Nursing Centers, Inc.                                         28.2929% Limited
21 West Road
Towson, Maryland 21204
CPI Health Services, Inc.                                              69.7071% Limited
1101 St. Paul at Chase
Suite 302
Baltimore, Maryland 21202
                                                            --------------------------------------
                                                                             100%


   B. Upon the formation of the Partnership, Meridian and Constellation shall each contribute to the capital of the Partnership $1.00 as General Partners, Meridian shall contribute $28.29 as a Limited Partner and Constellation shall contribute $69.71 as a Limited Partner. Upon the closing of

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the acquisition of the Facilities by the Operating Partnerships pursuant to the Purchase Agreement for the Facilities dated December 19, 1986 (the "Purchase Agreement"), Meridian shall contribute $48,788 in cash as a General Partner and $1,380,363 in cash as a Limited Partner and Constellation shall contribute $48,788 in cash as a General Partner and $3,400,891 in cash as a Limited Partner. In addition, Meridian shall lend to the Partnership $195,154 as a General Partner and $5,521,451 as a Limited Partner and Constellation shall lend to the Partnership $195,154 as a General Partner and $13,603,565 as a Limited Partner. Each such loan by Meridian and Constellation shall be evidenced by a promissory note which shall be made payable to Meridian and Constellation, respectively, shall have a term to maturity of 365 days and shall bear interest at the rate of 9% per annum. No interest shall be payable on any Capital Contribution to the Partnership.

   C. Upon the closing of the acquisition of the Facilities by the Operating Partnerships or at such later time as provided in the Purchase Agreement, the Partners shall contribute as an additional capital contribution, pro rata in accordance with their respective Percentage Interests, 99% of the closing costs.

   D. The Partners shall make additional contributions to the capital of the Partnership for future capital expenditures as shall be agreed upon by the General Partners.

   E. At such time as called for by the General Partners, the Partners shall contribute an additional $200,000 to the capital of the Partnership pro rata in accordance with their respective Percentage Interests in order to fund a working capital reserve for the Partnership and the Operating Partnerships.

   F. (1) Upon notice from the General Partners pursuant to paragraph (2) of this Section 3.1.F, each Partner shall make Capital Contributions of cash to the Partnership, which Capital Contributions shall be made by each Partner in an amount equal to such Partner's Percentage Interest at the time such Capital Contributions are called for, multiplied by the aggregate amount of the call.

    (2) A call for Capital Contributions to the Partnership shall be issued by or on behalf of the General Partners by notice, which shall specify the amount to be contributed in the aggregate and by the Partner to which or to whom the call is directed, and which shall be sent to all Partners and shall be executed by a Partner or by any other Person from time to time given the authority to execute such notices by the General Partners. To satisfy a call for Capital Contributions, a Partner shall have paid in to the Partnership

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cash funds in the full amount of its proportionate share of the aggregate amount of such call for Capital Contributions on or before a date thirty (30) days following the date of the notice, which date shall be "Contribution Date" for such contributions. All Capital Contributions shall be credited to the respective Capital Accounts of the Partners as of the Contribution Date.

    (3) Should a Partner not have contributed by the Contribution Date a Capital Contribution called for as provided in this Section 3.1.F, the Interest of each Partner, effective as of the Contribution Date, shall be the percentage (rounded to four decimal places) that bears the same ratio to an amount (expressed as a percentage) as the balance in such Partner's Capital Account bears to the aggregate amount of all Partners' Capital Accounts after fully taking into account the Capital Contributions paid in by each Partner in response to the call.

    (4) In the event that a call for Capital Contributions shall be issued as provided herein and all Partners shall not have made Capital Contributions in response to such call on or before the Contribution Date, the Partnership (by a vote of a majority in Percentage Interests of the Partners which have made Capital Contributions in response to such call) thereafter may issue a call for additional Capital Contributions or for Partner Loans (as defined in Section 3.1.G) as provided in Section 3.1.G in order to obtain additional funds required by virtue of the failure of all Partners to make such Capital Contributions. Such call for additional Capital Contributions or Partner Loans shall be made in accordance with the procedures established by this Section 3.1.F or 3.1.G, respectively, except that the Contribution Date or Loan Date shall be a date ten (10) days following the date of the notice by which the call is effected.

   G. (1) Upon notice from the General Partners pursuant to Section 3.1.F(4) of this Agreement and subject to any restriction contained in any financing documents to which the Partnership is a party, each Partner shall have the right, but not the obligation, to advance as a loan to the Partnership its proportionate share (based upon the Percentage Interests of the Partners) of the amount so required from time to time (any amounts advanced by the Partners pursuant to this Section 3.1.G being called "Partner Loans"). All amounts paid by the Partners hereunder (net of amounts reimbursed) shall be loans by the Partners to the Partnership and shall be repayable on such terms as the General Partners shall agree, provided that such Partner Loans shall bear compound interest at a floating rate not to exceed the prime interest rate posted by Equitable Bank National Association (the "Prime Rate") plus two percent

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(2%). All payments shall first be applied to accrued but unpaid interest and then to principal. Should Partner Loans be made by the Partners pursuant to this Section 3.1.G on more than one occasion, such Partner Loans, first as to interest and then as to principal of each Partner Loan, shall be repaid in the order in which such Partner Loans were made to the Partnership and, in the case of contemporaneous Partner Loans, on a pari passu basis.

    (2) A call for Partner Loans to the Partnership shall be issued by or on behalf of the General Partners by notice, which shall specify the amount to be lent in the aggregate and by the Partner to which or to whom the call is directed and shall be sent to all Partners. No Partner shall be obligated to satisfy any such call. To satisfy a call for Partner Loans, a Partner shall have lent to the Partnership cash funds in the full amount of its proportionate share of the aggregate amount of such call for Partner Loans on or before a date thirty (30) days following the date of the notice, which shall be the "Loan Date" for such loans.

   Section 3.2 Capital Accounts

   A. Each Partner shall have a Capital Account which shall be increased by:

    (a) the amount of money contributed by it to the Partnership;

    (b) the fair market value of property contributed by it to the Partnership (net of liabilities secured by the contributed property that the Partnership assumes or takes subject to);

    (c) allocations to it of Partnership income and gain (or items thereof), including income and gain exempt from tax and, in the case of property that is reflected on the books of the Partnership at a book value that differs from its adjusted basis for federal income tax purposes, solely the amount of income and gain recognized by the Partnership for book purposes with respect to that property;

and shall be decreased by:

    (d) the amount of money distributed to it by the Partnership,

    (e) the fair market value of property distributed to it by the Partnership (net of liabilities secured by the distributed property that it assumes or takes subject to),

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    (f) allocations to it of expenditures of the Partnership described in
Section 705(a)(2)(B) of the Code, and

    (g) allocations to it of Partnership loss and deduction (or items thereof), including, in the case of property that is reflected on the books of the Partnership at book value that differs from its adjusted basis for federal income tax purposes, solely the amount of loss and deduction recognized by the Partnership for book purposes with respect to that property.

   Each Partner's Capital Account shall be further adjusted as necessary for the Partners' Capital Accounts to be determined and maintained in accordance with Income Tax Regulations, ss.1.704-1(b)(2)(iv), including those provisions applicable to contributions and distributions of property to the extent applicable. For purposes of this paragraph, a Partner who has more than one interest in the Partnership shall have a single Capital Account that reflects all such interests, regardless of the class of interests owned (e.g., general or limited) and regardless of the time or manner in which the interests were acquired.

   B. Whenever it is necessary to determine the Capital Account of any Partner, the Capital Account of the Partner shall be determined after giving effect to the allocation for the Partnership's current year of Net Income and Net Loss and all distributions for such year pursuant to Article VIII for transactions occurring prior to the date such determination is made.

   C. A Partner shall not be entitled to withdraw any part of its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Any Partner, including any substitute Partner, who shall receive an Interest in the Partnership or whose Interest in the Partnership shall be increased by means of a transfer to it of all or part of the Interest of another Partner shall have a Capital Account equal to the Capital Account of the transferring Partner or proportion thereof in the case of a transfer of less than all of such Partner's Interest on the date of such transfer.

   D. No Partner shall be required to contribute any capital in addition to the contributions required by the provisions of Section 3.1. No Partner shall be personally liable for the return of the Capital Contributions of any other Partner or any portion thereof.

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   E. If property is distributed to a Partner in kind pursuant to Section 8.3, for purposes only of determining the Capital Accounts of the Partners, such property shall be treated as having been sold for an amount equal to its then fair market value, with the resulting deemed gain or loss allocated pursuant to Section 8.1.B or C.

   F. The Partnership may borrow from any source, including Partners and Affiliates thereof. The Partnership may issue notes to evidence such borrowings. If any Partner shall lend any money to the Partnership, the amount of any such loan shall not be an increase of its Capital Contribution or Capital Account or affect in any way its share of the profits, losses or distributions of the Partnership but shall be a debt due from the Partnership and repaid as agreed to by the General Partners.

                                   ARTICLE IV

               Rights, Powers, and Duties of the General Partners

   Section 4.1 Business Management and Control

   The General Partners jointly shall have the exclusive right in accordance with the provisions of this Section 4.1 to manage the business of the Partnership and to take any action they deem necessary in connection with the business of the Partnership including the right to exercise all authority and to give or withhold all approval of the Partnership as set forth in the Operating Partnership Agreements; provided, however, that, without the Consent of the Limited Partners, the General Partners shall not have any authority (1) to sell, assign, transfer, encumber or otherwise dispose of all or any portion of the Partnership's limited partnership interest in any Operating Partnership, (2) to approve the sale by any Operating Partnership of all or substantially all of its respective property or (3) to admit a new General Partner to the Partnership.

   In furtherance of the provisions of this Section 4.1, the General Partners shall establish a partnership committee and shall each appoint a partnership committee representative. The partnership committee representatives shall meet at least once each month to set policies for operation of the Partnership and to review the progress of performance of such policies. Meridian in its capacity as Managing General Partner shall manage the day-to-day operations of the Partnership in conformance with such policies and with decisions of the General Partners made pursuant to this Agreement.

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   No Limited Partner (except one who may also be a General Partner, and then only in its capacity as General partner) shall (i) have any authority or right to act for or bind the Partnership, or (ii) participate in or have any control over the Partnership business, except as required by law. The Limited Partners hereby consent to the exercise by the General Partners of the powers conferred on them by this Agreement.

   Section 4.2 Duties and Obligations

   The General Partners shall diligently and faithfully devote such of their time, but shall not be required to devote their full time, to the business of the Partnership as may be necessary to conduct such business of the Partnership and shall at all times act in a fiduciary manner toward the Partnership and the Limited Partners.

   Section 4.3 Other Business of Partners

   Any Partner or an affiliate may engage in or possess an interest in other business ventures of any nature or description independently or with others, including, but not limited to, the nursing home business in all its phases, which shall include, without limitation, ownership, operation, management, leasing and development of nursing homes (all or a portion of which may be in competition with the business of the Partnership), and neither the Partnership nor any Partner shall have any rights in or to such independent ventures or the income or profits derived therefrom.

   Section 4.4 Limitation on Liability of the General Partners; Indemnification

   The General Partners (or any Person directly or indirectly owing an interest in a General Partner or any officer or employee or partner of any such Person) shall not be liable, responsible or accountable in damages or otherwise to any other Partner or to the Partnership for any acts performed or failure to act by a General Partner (or any Person directly or indirectly owning an interest in a General Partner or any officer or partner or employee of any such Person) in good faith and in a manner reasonably believed by it to be within the scope of authority granted to it by this Agreement, unless such act or failure to act is attributable to gross negligence, willful misconduct, or any breach of its fiduciary duty with respect to such act or failure to act. The Partnership (but not any Partner) shall indemnify and hold harmless the General Partners (and each Person directly or indirectly owning an interest in a General
Partner or any officer or employee or partner of any such Person) for any loss, damage, liability,

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cost or expense (including reasonable attorneys fees) arising out of any act or failure to act by a General Partner (or any Person directly or indirectly owning an interest in a General Partner or any officer or employee or partner of any such Person), if such act or failure to act is in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and is not attributable to gross negligence, willful misconduct, or any breach of its fiduciary duty with respect to such act or failure to act. Any indemnity under this Section 4.4 shall be paid from, and only to the extent of, Partnership assets and no Partner shall have any personal liability on account thereof.


                                   ARTICLE V

             Transferability or Conversion of Partnership Interests

   Section 5.1 Restriction on Transfer

   Except as otherwise provided in this Agreement, no Partner may sell, assign, encumber or otherwise transfer, any part or all of its Partnership Interest.

   Section 5.2 Right of First Offer

   A. Except as otherwise provided in Section 5.3, no Partner may sell or otherwise transfer its Partnership Interest ("Transferring Partner") unless it first offers its Partnership Interest to the other Partners ("Remaining Partners") in accordance with the terms of this Section 5.2. Before offering its Partnership Interest to any third-party, the Transferring Partner first must give the Remaining Partners notice ("Offering Notice") of its intention to offer its Partnership Interest for sale. The Offering Notice must state the minimum price and the other major economic terms and conditions upon which the Transferring Partner is willing to sell its Partnership Interest. At any time within the 45-day period commencing with the first day as of which a copy of the Offering Notice shall have been, or shall be deemed to have been, delivered to the Remaining Partners, the Remaining Partners may:

    (i) consent to the attempt of the Transferring Partner to sell its Partnership Interest on terms no less favorable to the Transferring Partner than those set forth in the Offering Notice, by sending notice of such willingness to the Transferring Partner; or

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    (ii) elect to purchase the Interest of the Transferring Partner in the
   Partnership for the price and on the other major economic terms and conditions stated in the Offering Notice. If there is more than one Remaining Partner, the election shall be made by the Remaining Partners among themselves in the proportions which their respective Percentage Interests bear to the aggregate of their Percentage Interests; provided, however, that if any Remaining Partner does not elect to purchase its pro rata share of the Interest of the Transferring Partner, his rights hereunder shall be exercisable pro rata by the other Remaining Partners; and further provided that as between the Transferring Partner's Interest as a General Partner, if any, and his Interest as a Limited Partner, if any, his General Partnership Interest shall be allocated first among the Remaining Partners that are General Partners and, if not allocated in full among them, shall then to the extent of the remainder be allocated among the Remaining Partners that are Limited Partners, but the portions of such remainder so allocated to the Remaining Partners that are Limited Partners shall automatically be deemed for all purposes of this Agreement to convert to Interests as a Limited Partner. The election to purchase the Interests of the Transferring Partner in the Partnership shall be made by the Remaining Partners by (A) each Remaining Partner depositing its pro rata share of a good faith nonrefundable deposit in an escrow account at Equitable Bank and Trust Company of cash (or a certified check) or an irrevocable letter of credit drawn on a bank which is a member of the New York Clearing House, in an aggregate amount equal to 10% of the amount which the Transferring Partner would have received had its Partnership Interest been sold pursuant to the Offering Notice, and (B) the Remaining Partners sending the Transferring Partner written notice of the establishment of such escrow. Within 90 days after the establishment of the escrow, the Partners shall close the purchase by the Remaining Partners of the Transferring Partner's Partnership Interest and the Transferring Partner shall assign its Partnership Interest free and clear of any encumbrances to a designee(s) of the Remaining Partners upon receipt of payment of the purchase price therefor, and thereupon, the Transferring Partner shall be released for all further duties and obligations under this Agreement.

If the Remaining Partners neither consent to the sale of the Transferring Partner's Partnership Interest nor open the escrow account, the Remaining Partners shall be deemed to have authorized the sale of the Transferring Partner's Interest pursuant to terms no less favorable to the Transferring Partner than those set forth in the Offering Notice. If the Remaining

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Partners consent to or are deemed to have consented to the sale of the
Transferring Partner's Partnership Interest pursuant to terms no less favorable to the Transferring Partner than those set forth in the Offering Notice and the Transferring Partner thereafter obtains a good faith offer for the purchase of its Interest for a purchase price and upon other terms no less favorable to the Transferring Partner than those set forth in the Offering Notice, the Transferring Partner may consummate the sale of its Interest on terms substantially the same as those set forth in the third-party offer without the requirement of any consent of the Remaining Partners. Any such sale must be consummated within six months after the date upon which are Remaining Partners authorized such sale or were deemed to have authorized such sale. The Transferring Partner shall be required to deliver to the Remaining Partners another Offering Notice in accordance with the terms of this Section 5.2 if the Transferring Partner fails to sell its Interest during the six-month period referred to in the preceding sentence or if the Transferring Partner wants to sell its Interest at a purchase price and on terms less favorable to it than those set forth in the Offering Notice.

   B. If any Partner receives an unsolicited, good faith offer to purchase its Partnership Interest from an unrelated third party, the provisions of Section 5.2.A shall apply as if the terms of such third party offer were the terms set forth in the Offering Notice.

   Section 5.3 Transfers to Related Parties

   Meridian and Constellation shall each have the absolute and unrestricted right to assign or transfer any portion of its Interest as a General Partner to any Entity owned by Meridian or Constellation, respectively, or to any Entity controlled by the same Persons which control Meridian or Constellation, respectively, without giving the Partners a right of first offer pursuant to this Article V. Meridian shall also have the absolute and unrestricted right to assign or transfer any portion of its Interest as a General Partner to one or more of its shareholders without giving the Partners the right of first offer pursuant to this Article V.


                                   ARTICLE VI

                        Retirement of a General Partner

   Section 6.1 Retirement; Dissolution; Continuation

   A. Subject to the provisions of this Article VI, a General Partner, shall be automatically Retired from the Partnership

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upon the occurrence of any of the events specified in Article I under the definition of "Retirement."

   B. No General Partner may withdraw voluntarily from the Partnership without the approval of the other General Partner(s).

   C. Upon the Retirement of a General Partner, any remaining General Partner or General Partners, if any, or if none, the Retired General Partner or its successors or assigns, shall immediately send notice of such Retirement (the "Retirement Notice") to each Limited Partner. In such event the Partnership
(i) shall be dissolved (unless its is continued by all of the Partners as provided in paragraph D) if there is no remaining General Partner, or (ii) shall be continued by the remaining General Partner(s) if the remaining General Partner, in its sole discretion, so elects.

   D. If, following the Retirement of a General Partner, there is no remaining General Partner or substitute General Partner of the Partnership, the Limited Partners may, within ninety (90) days after such Retirement, elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.4 by selecting a substitute General Partner by unanimous consent of the Limited Partners. If the Limited Partners elect to reconstitute the Partnership and admit a substitute General Partner, the relationship of the Partners and of any person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

                                  ARTICLE VII

                  Transferability of Limited Partner Interests

   Section 7.1 Limited Right to Assign

   A. Except as provided in this Article VII and subject to the provisions of
Article V, no Limited Partner shall have the right to assign, transfer, sell, pledge or otherwise dispose of all or any portion of his interest in the Partnership without the prior written consent of the General Partners. Notwithstanding the foregoing, Meridian shall have the right to assign or pledge its Interest as a Limited Partner to Equitable Bank National Association ("Equitable") in order to secure loans by Equitable to Meridian in connection with the Partnership or any of the Operating Partnerships.

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   B. Meridian and Constellation shall each have the absolute and unrestricted right to assign or transfer any portion of its Interest as a Limited Partner to any Entity owned by Meridian or Constellation, respectively, or to any Entity controlled by the same Persons which control Meridian or Constellation, respectively, without giving the Partners a right of first offer pursuant to
Article V. Meridian shall also have the absolute and unrestricted right to assign or transfer any portion of its Interest as a Limited Partner to one or more of its shareholders without giving the Partners the right of first offer pursuant to Article V.

   C. In the event of the death or incapacity of any individual shareholder of Meridian to whom Meridian has assigned or transferred all or a portion of its Interest as a Limited Partner, Meridian and/or its other shareholders shall have the option to purchase the entire Partnership Interest of the deceased or incapacitated Limited Partner. Such option must be exercised within 90 days after the date of death or incapacity of the Limited Partner, for a purchase price equal to the fair market value of such Interest, such fair market value to be determined upon agreement between the legal representatives of the deceased or incapacitated Limited Partner and Meridian and/or its shareholders. If a fair market value cannot be agreed upon, then the appraisal procedure similar to that set forth in Section 8.3.C shall be followed. If Meridian and/or its shareholders do not exercise the option to purchase the Interest of the deceased or incapacitated Limited Partner, then Constellation shall have the equal right to purchase the entire Partnership Interest of such Partner on the same terms and conditions provided in this Section 7.1.C. If Constellation elects not to exercise the option, then the legal representatives of the deceased or incapacitated Limited Partner shall have the same rights as the Limited Partner to transfer his Interest pursuant to this Article VII. The death or incapacity of a Limited Partner shall not dissolve or terminate the Partnership.

   D. Any sale, exchange, transfer, or other disposition in contravention of the provisions of this Section 7.1 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

   Section 7.2 Substitute Limited Partners

   A. Except in the event of an assignment or pledge of Meridian's Interest as a Limited Partner to Equitable pursuant to Section 7.1.A, no Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place. The General Partners shall, however, have the right in their

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exclusive discretion to consent to the admission of an assignee of the interest of a Limited Partner as a Substitute Limited Partner.

   B. Any Substitute Limited Partner shall, as a condition of receiving any interest in the Partnership, agree to be bound by the provisions of this Agreement and to make any representations contained in this Agreement to the same extent as the Limited Partners.


                                  ARTICLE VIII

                       Profits and Losses; Distributions

   Section 8.1 Profits and Losses

   A. Allocation of Net Income and Net Loss. Except as otherwise provided in this Section 8.1, Net Income and Net Loss for each fiscal year shall be allocated to the Partners in accordance with their Percentage Interests.

   B. Allocation of Gain from a Capital Transaction. The Gain, if any, arising from a Capital Transaction shall be allocated in the following order:

      First, to Meridian as General and Limited Partner, an amount of gain until Meridian has been allocated in the aggregate $1,000,000 of gain;

      Second, to all Partners having negative balances in their Capital Accounts in proportion to such negative balances, the portion of such Gain as is necessary to increase all such balances to zero;

      Third, to certain of the Partners, the least amount of Gain as is necessary to cause the positive balances in the Capital Accounts of the Partners to be in the proportion of 1% to Meridian as General Partner, 1% to Constellation as General Partner, 33.3434% to Meridian as Limited Partner and 64.6566% to Constellation as Limited Partner; and

      Fourth, the balance of any such Gain 1% to Meridian as General Partner, 1% to Constellation as General Partner, 33.3434% to Meridian as Limited Partner and 64.6566% to Constellation as Limited Partner.

   C. Allocation of Loss from a Capital Transaction. Except as otherwise provided in this Section 8.1, Loss arising from a Capital Transaction shall be allocated in the following order:

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      First, to certain of the Partners with positive balances in their Capital
   Accounts, the least amount of Loss as is necessary to cause the positive balances in the Capital Accounts of the Partners to be in the proportion of 1% to Meridian as General Partner, 1% to Constellation as General Partner, 33.3434% to Meridian as Limited Partner and 64.6566% to Constellation as Limited Partner; and

      Second, the balance of any such Loss 1% to Meridian as General Partner, 1% to Constellation as General Partner, 33.3434% to Meridian as Limited Partner and 64.6566% to Constellation as Limited Partner.

   D. Section 754 Election. All allocations of Net Income, Net Loss and Gain or Loss on a Capital Transaction pursuant to this Section 8.1 shall be made without regard to any elections made by the Partnership under Section 754 of the Code. After such allocations are made, however, appropriate adjustments shall be made in the Net Income, Net Loss and Gain or Loss on a Capital Transaction so allocated to each Partner to give effect to such elections. Any adjustment pursuant to Section 734 shall be credited or charged to the Capital Accounts of the Partners in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4).

   E. Allocation Causing Negative Capital Accounts: Minimum Gain Rule and Qualified Income Offset.

   (1) Notwithstanding the other provisions of this Section 8.1, if an allocation of Net Loss (or item thereof) or Loss from a Capital Transaction to a Partner would cause or increase a deficit balance in its Capital Account in excess of its obligation to restore any such negative balance to the Partnership in the event of the liquidation of the Partnership or of its Interest (a "Restoration Obligation"), then the allocation shall not be made to such Partner. For purposes of making the determination set forth in the preceding sentence:

      (a) Each Partner's Restoration Obligation shall be deemed to include its proportionate share of the Partnership's Minimum Gain, and any amount which it is unconditionally required under this Agreement or by law to contribute to the Partnership by the later of
    (i) the end of the taxable year in which the liquidation of the Partnership (or of its Interest) occurs, or (ii) 90 days after the date of liquidation of the Partnership (or of its Interest).

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      (b) Each Partner's Capital Account balance shall be reduced by reasonably expected allocations or adjustments of loss (or item thereof) including Loss on a Capital Transaction under Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4) and (5), and by reasonably expected distributions to the extent not offset by reasonably expected Capital Account increases ("Account Reduction Items"). For purposes of calculating reasonably expected Capital Account increases, the value of the Partnership's assets shall be presumed to be equal to their adjusted basis for federal income tax purposes.

   (2) No Partner shall be obligated to contribute additional capital to the Partnership in order to restore a deficit balance in his Capital Account. For purposes of this Agreement, "Minimum Gain" means with respect to each nonrecourse liability of the Partnership (or the Partnership's proportionate share of each nonrecourse liability of any Operating Partnership), the amount of gain (of whatever character), if any, that would be realized by the Partnership (or the Partnership's distributive share of any such gain that would be realized by any Operating Partnership) if it (or an Operating Partnership) disposed of (in a taxable transaction) the Partnership (or the Operating Partnership) property subject to such liability in full satisfaction thereof.

   (3) Notwithstanding the other provisions of this Section 8.1, (i) if an Account Reduction Item unexpectedly causes or increases a deficit balance in a Partner's Capital Account in excess of its Restoration Obligation (as calculated above), then any such Partner, or (ii) if there is a net decrease in Partnership Minimum Gain during a taxable year, then all Partners with a deficit Capital Account balance at the end of such year (in excess of their Restoration Obligations), shall be specially allocated items of income (including gross income and gain on a Capital Transaction) in an amount and in the proportions necessary to eliminate the excess deficit balance as quickly as possible. If the Net Income of the Partnership is not sufficient to eliminate the excess deficit balance within the same taxable year, then any such Partner shall be specially allocated gross income or gain on a Capital Transaction of the Partnership in order to eliminate the excess deficit balance.

   (4) Any special allocations of Net Income or gross income under this
Section 8.1.E shall be taken into account in computing subsequent allocations of Net Income and Net Loss or Gain or Loss on a Capital Transaction, so that to the extent

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possible the aggregate amounts of Net Income and Net Loss or Gain or Loss on a Capital Transaction allocated to each Partner will be equal to the aggregate amounts that would have been allocated to them in the absence of the unexpected Account Reduction Items.

   F. Determination of Capital Account Balances. In applying Section 8.1.B First, Capital Accounts shall be determined prior to the distribution of the proceeds of the Capital Transaction resulting in the Gain being allocated therein. If more than one Capital Transaction occurs in any fiscal year, the Gain or Loss therefrom shall be allocated in the order in which such Capital Transactions occur.

   G. Allocations with Respect to Reserved Proceeds of Capital Transactions. To the extent that proceeds from a Capital Transaction received by the Partnership are reserved pursuant to Sections 8.2.C and 8.3, any deduction allowed to the Partnership by reason of the subsequent payment of any contingent or unforeseen liability shall be allocated among the Partners in the same proportions that the amount paid on such liability would otherwise have been distributed pursuant to Sections 8.2.C and 8.3.

   H. Allocations to the General Partners. If at any time the allocation provisions of Section 8.1 do not result in the allocation to the General Partners of at least 1% of the Net Income, Net Loss or Gain or Loss on a Capital Transaction being allocated, the General Partners shall be allocated 1% thereof.

   Section 8.2 Distributions Prior to Termination of the Partnership

   A. Definition of Cash Flow. For all purposes of this Agreement, the term "Cash Flow" shall mean any amount received by the Partnership as a distribution of the cash flow from operations of any Operating Partnership as determined under its Operating Partnership Agreement, plus any other income received by the Partnership and less all expenses and current obligations of the Partnership.

   Cash Flow shall be determined separately for each calendar year and shall not be cumulative.

   B. Cash Flow for each calendar year (or fractional portion thereof) shall be distributed to the Partners according to their Percentage Interests; provided, however, that for calendars years 1987, 1988 and 1989, Cash Flow shall be distributed 1% to Meridian as General Partner, 1% to Constellation as General Partner, 48.4949% to Meridian as

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Limited Partner and 49.5051% to Constellation as Limited Partner until
Meridian shall have received distributions of Cash Flow in the aggregate amount of $1,000,000 in excess of the distributions of Cash Flow that Meridian would have received if Cash Flow had instead been distributed to the Partners according to their Percentage Interests.

   Distributions of Cash Flow to the Partners shall be made at such reasonable intervals during the fiscal year as shall be determined by the Partners, but in no event shall be made less often than annually.

   C. Distributions of Proceeds of a Non-Terminating Capital Transaction. Prior to dissolution, to the extent that Capital Proceeds are available for distribution from a Non-Terminating Capital Transaction, such Capital Proceeds shall be distributed to the extent practicable in the same calendar year in which the event generating the Capital Proceeds occurs and, in any event, as follows:

      First, to the discharge, to the extent required by any lender or creditor, of debts and obligations of the Partnership;

      Second, to fund reserves for contingent liabilities to the extent deemed reasonable by the General Partner and the Accountants;

      Third, the remainder

         (1) 1% to Meridian as General Partner, 1% to Constellation as General Partner, 28.2929% to Meridian as Limited Partner and 69.7071% to Constellation in the case of Capital Proceeds attributable to an Initial Financing with respect to any Operating Partnership; or

         (2) 1% to Meridian as General Partner, 1% to Constellation as General Partner, 33.3434% to Meridian as Limited Partner and 64.6566% to Constellation in the case of Capital Proceeds attributable to any other Non-Terminating Capital Transaction.

   Section 8.3 Distributions and Payment Upon Termination and Winding Up

   A. Upon termination of the Partnership, its assets shall be converted to cash or its equivalent and its affairs shall be wound up with reasonable speed but with a view towards obtaining fair value for Partnership assets, and thereupon the proceeds of liquidation shall be distributed to and among the Partners in accordance with the provisions of Section 8.3.B.

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   B. Upon termination and winding up of the Partnership, the remaining assets of the Partnership (or the proceeds of any Terminating Capital Transaction, as may be determined by the remaining or surviving Partner(s)) remaining after payment of all liabilities of the Partnership, and funding all reserves, to the extent deemed reasonable by the Partners, shall be distributed to the Partners in accordance with their respective positive Capital Account balances, determined after all allocations pursuant to Sections 8.1. and all prior distributions pursuant to Section 8.2, but before any distributions pursuant to this Section 8.3, by the end of the taxable year during which the termination occurs (or, if later, within 90 days after the date of such termination).

   C. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof and any Partner entitled to any interest in such assets pursuant to this Section 8.3.C shall receive such interest therein as a tenant-in-common with all other Partners so entitled. If the Partners can agree as to the fair market value of such assets, such agreed value shall be fair market value for purposes of this
Section 8.3.C. If the Partners cannot agree as to the fair market value, then the Partners shall jointly select a single appraiser and the determination of the jointly selected appraiser as to the fair market value of such assets shall be binding and conclusive on the Partners. If the Partners cannot agree on a single appraiser, the fair market value of such assets shall be equal to the average of three appraisals, one of which will be prepared by an appraiser chosen by Meridian, one prepared by an appraiser chosen by Constellation and one by a third appraiser chosen by the first two appraisers. If the first two appraisers cannot agree upon a third appraiser, the latter shall be selected by the Presiding Judge of the United States District Court for the District of Maryland. Each appraiser must be an MAI with substantial experience in nursing home appraisals in Maryland. If assets are to be distributed in kind, the Partners' Capital Accounts shall be appropriately adjusted before any such distribution to reflect any Gain or Loss from a Capital Transaction which would have been allocated if the property distributed in kind had been sold for its fair market value by the Partnership prior to dissolution.

                                   ARTICLE IX

               Books and Records, Accounting, Tax Elections, Etc.

   Section 9.1 Books and Records

   Meridian shall keep or cause to be kept complete and accurate books and records of the Partnership and supporting

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documentation of transactions with respect to the conduct of the Partnership's business, which shall be maintained in accordance with generally accepted accounting principles. All books, records and files of the Partnership shall be available at the principal office of the Partnership for examination by any Partner, or his duly authorized representatives at any and all reasonable times during normal business hours. The Partnership may maintain such books and records and may provide such financial or other statements, as the Partners may deem advisable.

   Section 9.2 Bank Accounts

   The Bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of business on such signature or signatures as the General Partner shall determine. All funds of the Partnership shall be deposited in its name in accounts at such bank or banks or other financial institutions and funds not needed in the operation of the business shall be deposited in interest-bearing accounts or invested in short-term United States Government or state or municipal obligations maturing within one year.

   Section 9.3 Accountants and Reports

   At the end of each fiscal year, the Partnership or its delegate shall prepare and furnish, within 90 days after the close of such fiscal year, for review by each person who was a Partner during such fiscal year and the Accountants, a balance sheet as of the close of such fiscal year, and statements of Profits or Losses and Sources and Application of Funds, all audited and prepared in accordance with generally accepted accounting principles consistently applied.

   At the end of each fiscal year, the Partnership or its delegate shall prepare and, furnish, within 90 days after the close of such fiscal year, to each person who was a Partner during such fiscal year the Partnership Information Income Tax Return (or such similar return as may be required for federal income tax purposes) and such other returns as may be prepared for Maryland and any other state income tax purposes.

   Section 9.4 Tax Elections: Special Basis Adjustments

   All elections required to be made by the Partnership under the Code shall be made, jointly by the General Partners. Upon the request of any Partner, the Partnership shall elect, pursuant to Section 754 of the Code (or corresponding

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provisions of succeeding law), to adjust, the basis for the Partnership property pursuant to Sections 734 and 743 of the Code. Any adjustments made pursuant to Sections 754 and 743 shall affect only the successor in interest to the transferring Partner. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

   Section 9.5 Fiscal Year

   The fiscal year of the Partnership shall end on December 31 of each year.

   Section 9.6 Tax Matters Partner

   Meridian in its capacity as General Partner shall be the "Tax Matters Partner" of the Partnership for federal income tax purposes.

   The Tax Matters Partner shall cause to be prepared and filed with the proper federal, state or local governmental authority all tax returns and statements required to be filed by the Partnership. Such returns and statements shall be prepared in accordance with methods and principles agreed upon jointly by the General Partners.

   Such Tax Matters Partner shall have all the authority granted by the Code and Treasury Regulations (as amended from time to time) to the Tax Matters Partner, including the authority, after approval of the other General Partner(s) (regardless of anything to the contrary contained in the Code):

     (1) to enter into a settlement agreement with the Internal Revenue Service which purports to bind Partners other than the Tax Matters Partner;

     (2) to file a petition as contemplated in Section 6226(a) or 6228 of the Code;

     (3) to intervene in any action as contemplated in Section 6226(b)(5) of the Code;

     (4)  to file any request contemplated in Section 6227(b) of the Code; and

     (5) to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

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   The Tax Matters Partner shall receive no compensation for its services. All third party costs and expenses incurred by the Tax Matters Partner in performing its duties shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or law firm to assist the Tax Matters Partner in discharging its duties hereunder.


                                   ARTICLE X

                               General Provisions

   Section 10.1 Restrictions on Transfer

   A. No sale, transfer, exchange or other disposition of any interest in the Partnership may be made except in compliance with the applicable rules and regulations of any governmental authority with jurisdiction over such disposition, and the General Partners may require as a condition of any transfer of such interests that the transferor furnish a legal opinion that the proposed transfer complies with applicable Federal and state securities laws.

   B. Any sale, exchange or other transfer in contravention of any of the provisions of this Section 10.1 shall be void and ineffectual, and shall not bind or be recognized by the Partnership.

    Section 10.2 Appointment of General Partner as Attorney-in-Fact

   Each Limited Partner hereunder (including a Substitute or additional Limited Partner) hereby irrevocably appoints and empowers each General Partner, acting through its president and vice-presidents, acting singly or collectively, in each case with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge and swear to all instruments and file all documents requisite to carrying out the intention and purpose of this Agreement, including, without limitation, the following:

      (i) any and all amendments to a Certificate of Limited Partnership that may be required by this Agreement or the laws of Maryland, including without limitation, amendments required to effect the admission of a successor or additional General Partner or additional or Substitute Limited Partners;

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      (ii) any certificate of dissolution or cancellation of the Certificate of
   Limited Partnership that may be necessary upon the termination of the Partnership;

      (iii) any business certificate, Certificate of Limited Partnership amendment thereto, or other instrument of document of any kind necessary to accomplish the business purposes and objectives of the Partnership;

      (iv) any instrument or papers required to continue the business of the Partnership pursuant to Article VI; and

      (v) all other instruments that may be required or permitted by law to be filed on behalf of the Partnership and that are not inconsistent with this Agreement.

   A General Partner shall take no action as attorney-in-fact for any Limited Partner which would in any way increase the liability of the Limited Partner beyond the liability expressly set forth in this Agreement or diminish the substantive rights of the Limited Partner.

   The appointment by each Limited Partner of a General Partner acting through its president and vice-presidents, acting singly or collectively, in each case with full power of substitution as aforesaid as attorney-in-fact shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Limited Partners under this Agreement will be relying upon the power of a General Partner and the said officers to act as contemplated by this Agreement in such filing and other action by them on behalf of the Partnership. The foregoing power of attorney shall survive the assignment by any Limited Partner of the whole or any part of his interest hereunder.

   Section 10.3 Notices

   Any and all notices (as distinguished from periodic reports) called for under this Agreement shall be deemed adequately given only if in writing and sent registered or certified mail, postage prepaid, to the party or parties for whom such notices are intended at the following addresses:

if to Meridian:                               Meridian Nursing Centers, Inc.
                                              21 West Road
                                              Towson, Maryland 21204

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if to Constellation:                          CPI Health Services, Inc.
                                              1101 St. Paul at Chase
                                              Suite 302
                                              Baltimore, Maryland 21202
                                              Attention: Secretary

with an additional copy to:                   CPI. Health Services, Inc.
                                              7609 Energy Parkway
                                              Baltimore, Maryland 21226
                                              Attention: President

Any Partner may from time to time designate another address for the receipt of future notices by a notice given as herein provided.

   Section 10.4 Word Meanings

   The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

   Section 10.5 Binding Provisions

   The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assigns of the respective parties hereto. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Partnership

   Section 10.6 Governing Law and Separability of Provisions

   This Agreement shall be regarded for all purposes as a Maryland document, and the validity and construction thereof shall be determined and governed by the laws of the State of Maryland. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held illegal, invalid or unenforceable or in conflict with applicable law, the remainder of this Agreement, or the application, of such provisions to persons or circumstances other than those to which it is held illegal, invalid, unenforceable or in conflict shall not be affected thereby.

   Section 10.7 Counterparts

   This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties, notwithstanding that all the parties have not signed the original or the same counterpart. Any counterpart signed by the party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original hereof to prove the contents hereof.

2618z: 12/30/86
6893-151

WITNESS:                                    LIMITED PARTNERS:

                                            MERIDIAN NURSING CENTERS, INC.,
                                            a Maryland corporation

/s/ [graphic omitted]                       By: /s/[graphic omitted]
-------------------------------             ----------------------------------

                                            Its:_______________________________


                                            CPI HEALTH SERVICES, INC.
                                            a Maryland corporation

/s/ [graphic omitted]                       By: /s/[graphic omitted]
-------------------------------             ----------------------------------

                                            Its:_______________________________

2618z: 12/29/86
6893-151

                   MERIDIAN/CONSTELLATION LIMITED PARTNERSHIP

                           ELEVENTH AMENDMENT TO THE
                         LIMITED PARTNERSHIP AGREEMENT

   THIS ELEVENTH AMENDMENT to the Limited Partnership Agreement is entered into as of March 1, 1996, by and among the undersigned persons designated as General Partners and Limited Partners, respectively.


                                   BACKGROUND


   Meridian/Constellation Limited Partnership, a Maryland limited partnership (hereinafter referred to as the "Partnership"), was formed pursuant to a partnership agreement, the certificate and agreement of which were recorded with the Maryland State Department of Assessments and Taxation ("SDAT") on December 30, 1986 at Liber F2679, folio 1841 (the "Partnership Agreement" and "Certificate").

   The Partnership Agreement and Certificate were subsequently amended by a series of amendments dated as of November 13, 1987, December 29, 1987, January 1, 1988 and January 1, 1988; an Amended Certificate of Limited Partnership dated as of February 28, 1991, was recorded with SDAT on March 27, 1991; and the Partnership Agreement was further amended by amendments dated as of March 25, 1991, September 11, 1991 April 10, 1992, November 24, 1993, November 30,
1993, and November 30, 1993.

   By an Assignment of General and Limited Partnership Interests dated as of March 1, 1996, Fairmount Associates, Inc. ("Fairmount") assigned its 1.0% general partnership interest and 30.7501% limited partnership interest in the Partnership to Meridian Health, Inc., a Pennsylvania corporation ("Meridian Health").

   By an Assignment of Limited Partnership Interests dated March 1, 1996, MHC Holding Company ("MHC") assigned its 38.9570% limited partnership interest in the Partnership to Meridian Health.

   The parties desire to amend the Partnership Agreement to reflect the withdrawal of Fairmount as a General and Limited Partner, the withdrawal of MHC as a Limited Partner, and the admission of Meridian Health to the Partnership as a substitute limited partner in the place of Fairmount and MHC.

   NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, the parties hereby agree as follows:

   1. Effective Date. The effective date of this amendment shall be March 1, 1996 ("Effective Date").

   2. Withdrawal. Fairmount hereby withdraws as a General Partner and Limited Partner of the Partnership, and MHC hereby withdraws as a Limited Partner of the Partnership.

   3. Admission and Substitution. Effective as of the Effective Date, Meridian Health is substituted in the place of Fairmount and MHC and admitted as a Limited Partner in the Partnership.

   4. Sole General Partner. Effective as of the Effective Date, all rights, powers, duties, and obligations of Fairmount in its capacity as a 1% General Partner shall be deemed to reside in Meridian Healthcare, Inc., which shall be the sole General Partner, and all references in the Partnership Agreement to two general partners shall be construed to refer to the sole General Partner.

   5. References to Fairmount and MHC. All references in the amended Partnership Agreement to Fairmount and MHC as Limited Partners shall be deemed to refer to Meridian Health as Limited Partner.

   6. Article III, Section 3.1.A. of the Partnership Agreement is amended to read:

    Section 3.1 Partners and Capital.

    A. The names, addresses, percentage interests and type of interests (i.e. whether General or Limited) of the Partners are as follows:

    Name and Addressee                           Percentage and Type of Interest


    Meridian Healthcare, Inc.                    1% General
    515 Fairmount Avenue
    Suite 800
    Towson, Maryland 21286

    Meridian Healthcare, Inc.                    28.2929% Limited
    515 Fairmount Avenue
    Suite 800
    Towson, Maryland 21286

    Meridian Health, Inc.                        70.7071% Limited
    515 Fairmount Avenue
    Suite 800
    Towson, Maryland 21286

   7. Waiver of Right of First Offer. All of the partners to the Partnership hereby consent to the transfer of partnership interests from Fairmount and MHC to Meridian Health as set forth herein and waive the right of first offer as set forth in Section 5.2 of the amended Partnership Agreement to the extent necessary to permit such transfer and assignment.

   8. Addresses for Notices. The addresses for notices set forth in Section
10.3 of the amended Partnership Agreement are hereby amended such that the addresses set forth in paragraph 6 of this amendment shall be used for such notices.

   9. The Partnership Agreement as amended hereby is ratified and confirmed in all other respects; and if there are any conflicts between the terms of the Partnership Agreement and this Amendment, then and in such event this Amendment shall control.

   10. This instrument may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

   IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

GENERAL PARTNER:                            LIMITED PARTNERS:

MERIDIAN HEALTHCARE, INC.                   MERIDIAN HEALTHCARE, INC.


/s/ George V. Hager. Jr.                    By: /s/ George V. Hager. Jr.
-------------------------------             ----------------------------------
Name: George V. Hager. Jr.                  Name: George V. Hager. Jr.
Title: Senior Vice President and            Title: Senior Vice President and
       Chief Financial Officer                     Chief Financial Officer

                                            MERIDIAN HEALTH, INC.


                                            By: /s/ George V. Hager. Jr
                                            ----------------------------------
                                            Name: George V. Hager. Jr
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


WITHDRAWING GENERAL PARTNER:                WITHDRAWING LIMITED PARTNERS:

FAIRMOUNT ASSOCIATES, INC.                  FAIRMOUNT ASSOCIATES, INC.


By: Elizabeth o                             By: Elizabeth o
-------------------------------             ----------------------------------
Name: Elizabeth o                           Name: Elizabeth o
Title: VP Controller                        Title: VP Controller

                                            MHC HOLDING COMPANY


                                            By: Elizabeth o
                                            ----------------------------------
                                            Name: Elizabeth o
                                            Title: VP Controller

                                      -3-